                        THE COMPANIES ACTS 1985 AND 1989

                        --------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES        [STAMP]

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                            MEMORANDUM OF ASSOCIATION

                                       of

                      TURQUOISE CARD BACKED SECURITIES PLC

1.    The Company's name is "PURPLEGRANGE PLC".

2.    The Company is to be a public company.

3.    The Company's registered office is to be situated in England and Wales.

4.    The Company's objects are:

(A)   (i)     To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas, civil and constructional engineers, and
              manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.

      (ii)    To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original
              subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body
              corporate constituted or carrying on business in any part of the world or by an government sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

      (iii)   To carry on the businesses in any part of the world as importers, exporters, buyers, sellers, distributors and dealers and to win, process and work produce of all kinds.

(B)   To carry on the following businesses, namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers, publicans, consultants, advisers, financiers,

* Pursuant to a special resolution passed at an Extraordinary General Meeting of the Company on 10 January 2006 the name of the company was changed to
  Turquoise Funding PLC. Pursuant to a special resolution passed at an
  Extraordinary General Meeting of the Company on 9 May 2006 the name of the company was changed to Turquoise Card Backed Securities PLC.

                                       -1-

      bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.

(C)   To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in clause 4, or which may be required by persons having, or about to have, dealings with the Company.

(D)   To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.

(E)   To enter into contracts, agreements and arrangements with any person for the carrying out by that person on behalf of the Company of any object for which the Company is formed.

(F)   To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

(G)   To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.

(H)   To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d'invention, licence, secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.

(I)   To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person's shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

(J)   To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

(K)   To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of or the payment of any money (including, without

                                       -2-

      limitation, capital, principal, premiums, dividends, interest, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company's holding company, the Company's subsidiary, a subsidiary of the Company's holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the
      Company's undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of paragraph (K) "guarantee"
      includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify and keep indemnified against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(L)   To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, or for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for and otherwise acquire all or any part of the shares or other securities of a body corporate.

(M)   To pay out of the funds of the Company all or any expenses which the
      Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.

(N)   To remunerate any person for services rendered or to be rendered to the
      Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(O)   To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.

(P)   To receive money on deposit on any terms the directors think fit.

(Q)   To invest and deal with the Company's money and funds in any way the directors think fit.

(R)   To lend money and give credit with or without security.

(S)   To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the
      Company's property (present and future) or its uncalled capital, and to purchase, redeem and pay off those securities.

(T)   To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the

                                       -3-

      Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(U)   To acquire, hold, dispose of, subscribe for, issue, underwrite, place, manage assets belonging to others which include, advise on, enter into contracts or transactions in relation to or involving and in any other way deal with or arrange dealings with or perform any service or function in relation to (as applicable): shares, stocks, debentures, loans, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness, government, public or other securities, warrants, certificates representing securities or other obligations, units in collective investment schemes, options, futures, spot or forward contracts, contracts for differences or other investments or obligations, currencies, interest rates, precious metals or other commodities, any index (whether related in any way to any of the foregoing or otherwise), any right to, any right conferred by or any interest or any obligation in relation to any of the foregoing and any financial instrument or product deriving from or in any other way relating to any of the foregoing or of any nature whatsoever, and any transaction which may seem to be convenient for hedging the risks associated with any of the foregoing.

(V)   To co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

(W)   To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(X)   To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole or part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part)
      similar to those of the Company. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account or otherwise deal with all or any part of the property or rights of the
      Company.

(Y)   To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

(Z)   To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the
      Company or persons who are or were directors, officers or employees of the
      Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company, or which may be connected with any town or place where the Company carries on business. To subsidise and assist any association of employers or employees and any trade association. To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any person
      (including any director or former director) who may have been employed by or provided services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the
      Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities and annuities by establishing or acceding to any trust, scheme or arrangement (whether or not capable of approval by the Commissioners of
      Inland

                                       -4-

      Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.

(AA)  To establish and contribute to any scheme for the purchase or subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, any subsidiary of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the
      Company with employees.

(BB)  To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the
      Company's constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company's interests.

(CC)  To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company's business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(DD)  To distribute among the shareholders in specie any of the Company's property and any proceeds of sale or disposal of any of the Company's property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.

(EE)  To the extent permitted by law, to indemnify and keep indemnified any person who is or was a director, officer or employee of the Company against all costs, charges, losses and liabilities incurred by him
      (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise) in relation to the Company or its affairs; to make arrangements to provide any such person with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application for relief from the court or to enable any such person to avoid incurring any such expenditure; and to purchase and maintain insurance for the benefit of any person who is or was a director, officer or employee of the
      Company, a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect) or who is or was a trustee of any retirement benefits scheme or any other trust in which any director, officer or employee or former director, officer or employee is or has been interested, indemnifying and keeping such person indemnified against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

(FF)  To amalgamate, merge or consolidate with any other person and to procure the Company to be registered or recognised in any part of the world.

(GG)  To do all or any of the things provided in any paragraph of clause 4:

      (i)     in any part of the world;

      (ii)    as principal, agent, contractor, trustee or otherwise;

                                       -5-

      (iii)   by or through trustees, agents, subcontractors or otherwise; and

      (iv)    alone or with another person or persons.

(HH)  To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company's objects, or the exercise of all or any of its powers.

(II)  The objects specified in each paragraph of clause 4 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company. None of the paragraphs of clause 4 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.

(JJ)  In clause 4, a reference to:

      (i)     a "person" includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or
              elsewhere and whether incorporated or unincorporated;

      (ii)    the "Act" is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and

      (iii)   a "subsidiary" or "holding company" is to be construed in
              accordance with section 736 of the Act.

5.    The liability of the members is limited.

6.    The Company's share capital is (pound)50,000 divided into 50,000 ordinary shares of (pound)1.00 each.

                                       -6-

      WE, the subscribers to this memorandum of association wish to be formed into a company pursuant to this memorandum and we agree to take the number of shares in the capital of the company shown opposite our respective names.

--------------------------------------------------------------------------------

                                               Number of shares
                                               taken by each
NAMES AND ADDRESSES OF SUBSCRIBERS             subscriber

--------------------------------------------------------------------------------

ROBERT FORD                                    ONE
For and on behalf of
Clifford Chance Nominees Limited
10 Upper Bank Street
London E14 5JJ

MARK IGNATIUS                                  ONE
For and on behalf of
Clifford Chance Secretaries Limited
10 Upper Bank Street
London El4 5JJ

--------------------------------------------------------------------------------

DATED the      day of May 2005.

WITNESS to the above signatures:

Denise West
10 Upper Bank Street
London E14 5JJ

                                       -7-

                                       -1-

    43.   Omission to send notice and irregularities in

                                       -2-

                                       -3-

    141.  Indemnity of officers, funding directors' defence costs and power to purchase insurance ........................................46

                                       -4-

                             THE COMPANIES ACT 1985

                        --------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES        [STAMP]

                        --------------------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                      TURQUOISE CARD BACKED SECURITIES PLC

 (AS AMENDED BY A SPECIAL RESOLUTION PASSED AT AN EXTRAORDINARY GENERAL MEETING
OF THE COMPANY ON 10 JANUARY 2006 AND AS AMENDED BY A SPECIAL RESOLUTION PASSED
       AT AN EXTRAORDINARY GENERAL MEETING OF THE COMPANY ON 9 MAY 2006)

                                  PRELIMINARY

1.    INTERPRETATION

(A)   In these articles, unless the context otherwise requires:

      "ACT" means the Companies Act 1985;

      "ACTS" means the Act and all statutes and subordinate legislation made thereunder for the time being in force concerning companies and affecting the company;

      "ADDRESS" means, in relation to electronic communications, any member or address used for the purposes of such communications;

      "ARTICLES" means these articles of association as altered from time to time;

      "AUDITORS" means the auditors from time to time of the Company;

      "BOARD" means the board of directors from time to time of the Company or the directors present at a duly convened meeting of the directors at which a quorum is present;

      "BUSINESS DAY" means a day (not being a Saturday or Sunday) on which clearing banks are open for business in London;

      "CLEAR DAYS" means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

      "COMMUNICATION" has the same meaning as in the Electronic Communications
      Act 2000;

      "COMPANY" includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the
      Act;

      "DIRECTOR" means a director of the Company;

                                       -1-

      "ELECTRONIC COMMUNICATION" has the same meaning as in the Electronic
      Communications Act 2000;

      "ENTITLED BY TRANSMISSION" means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member, or as a result of another event giving rise to a transmission of entitlement by operation of law;

      "EXECUTED" includes, in relation to a document, execution under hand or under seal or by any other method permitted by law;

      "HOLDER" means, in relation to a share, the member whose name is entered in the register as the holder of that share;

      "MEMBER" means a member of the Company;

      "OFFICE" means the registered office of the Company;

      "PAID", "PAID UP" and "PAID-UP" mean paid or credited as paid;

      "REGISTER" means the register of members of the Company kept pursuant to section 352 of the Act and, where the context requires, any register maintained by the Company of persons holding any renounceable right of allotment of a share;

      "SEAL" means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Acts;
      and

      "SECRETARY" means the secretary of the Company and includes any joint, assistant or deputy secretary and a person appointed by the board to perform the duties of the secretary.

(B)   Words and expressions to which a particular meaning is given by the Act in force when these articles (or any part of them) are adopted have the same meaning in these articles, except where the word or expression is otherwise defined in paragraph (A) of this article.

(C)   Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

(D)   References to a "MEETING" shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

(E)   The headings in the articles do not affect the interpretation of the articles.

(F)   References to a "DEBENTURE" include debenture stock.

(G)   References to any statutory provision or statute include all amendments thereto and all subordinate legislation made thereunder. This article does not affect the interpretation of article 1(B).

2.    TABLE A NOT TO APPLY

      No regulations contained in any statute or subordinate legislation, including the regulations contained in Table A in the schedule to the
      Companies (Tables A to F) Regulations 1985 (as amended), apply to the
      Company.

                                       -2-

                                 SHARE CAPITAL

3.    AUTHORISED CAPITAL

      The authorised share capital of the Company at the date of adoption of these articles is (pound)50,000 divided into 50,000 ordinary shares of
      (pound)1.00 each.

4.    ALLOTMENT

(A)   Subject to the Acts and relevant authority given by the Company in general meeting, the board has general and unconditional authority to allot, grant options over, or otherwise dispose of the unissued shares of the Company, or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms as the board may decide except that no share may be issued at a discount.

(B)   The board has general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount for (as the case may be) the first period and thereafter, each subsequent section 80 period.

(C)   The board has general power, pursuant to section 95 of the Act, to allot equity securities wholly for cash pursuant to the general authority conferred by paragraph (B) of this article, as if section 89(1) of the Act does not apply to that allotment for (as the case may be) the first period and thereafter, each subsequent section 89 period. This power is limited to:

      (i)     allotments of equity securities in connection with a rights issue;
              and

      (ii)    allotments other than pursuant to sub-paragraph (C)(i) of this article up to an aggregate nominal amount equal to the section 89 amount.

(D)   By the authority and power conferred by paragraphs (B) and (C) of this article, the board may, during a period which is a first period, a subsequent section 80 period or a subsequent section 89 period, make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such period expires and the board may allot securities in pursuance of that offer or agreement as if such authority and power had not expired.

(E)   In this article 4:

      (i)     "FIRST PERIOD" means the period commencing on the date of adoption of these articles and expiring on the date on which a resolution to renew the authority conferred by paragraph (B) of this article or the power conferred by paragraph (C) of this article (as the case may be) is passed or the fifth anniversary of the date of adoption of these articles, whichever is the earlier;

      (ii)    "RIGHTS ISSUE" means an offer of equity securities, open for acceptance for a period fixed by the board, to holders of ordinary shares made in proportion (as nearly as may be) to their
              respective existing holdings of ordinary shares but subject to the board having a right to make such exclusions or other arrangements in connection with that offering as it deems necessary or
              expedient:

              (a)   to deal with equity securities representing fractional
                    entitlements; and

              (b)   to deal with legal or practical problems arising in any
                    territory or by virtue of shares being represented by
                    depository receipts, the

                                       -3-

                    requirements of any regulatory body or stock exchange in any territory, or any other matter whatsoever.

      (iii)   "SECTION 80 AMOUNT" means, for the first period, (pound)50,000 and, for a subsequent section 80 period, the amount stated in the relevant ordinary or special resolution or, in either case, another amount fixed by resolution of the Company;

      (iv)    "SECTION 89 AMOUNT" means, for the first period, (pound)50,000 and, for a subsequent section 89 period, the amount stated in the relevant special resolution or, in either case, another amount fixed by resolution of the Company;

      (v)     "SUBSEQUENT SECTION 80 PERIOD" means any period starting on or after the expiry of the first period (and not exceeding five years on any occasion) for which the authority conferred by paragraph
              (B) of this article is renewed by ordinary or special resolution stating the section 80 amount;

      (vi)    "SUBSEQUENT SECTION 89 PERIOD" means any period starting on or after the expiry of the first period (and not exceeding five years on any occasion) for which the power conferred by paragraph (C) of this article is renewed by special resolution stating the section
              89 amount;

      (vii)   the nominal amount of securities is, in the case of rights to subscribe for or convert any securities into shares of the
              Company, the nominal amount of shares which may be allotted pursuant to those rights.

(F)   The board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions the board thinks fit.

5.    POWER TO ATTACH RIGHTS

      Subject to the Acts and to the rights attached to existing shares, new shares may be issued with, or have attached to them, such rights or restrictions as either the Company may by ordinary resolution decide, or, if no such resolution is passed or so far as any pertinent resolution does not make specific provision, as the board may decide.

6.    REDEEMABLE SHARES

      Subject to the Acts and to the rights attached to existing shares, shares may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed.

7.    VARIATION OF RIGHTS

(A)   Subject to the Acts, the rights attached to a class of shares may be varied or abrogated (whether or not the Company is being wound up) either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with article 67 and other relevant provisions of the articles.

(B)   The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or by the

                                       -4-

      purchase or redemption by the Company of its own shares in accordance with the Acts and article 38.

8.    COMMISSION

      The Company may exercise all the powers conferred or permitted by the Acts of paying commission or brokerage. The Company may also on any issue of shares pay such brokerage as may be lawful.

9.    TRUSTS NOT RECOGNISED

      Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not recognise a person as holding a share on trust and shall not be bound by or otherwise compelled to recognise (even if it has notice of it) any interest in any share other than an absolute right in the holder to the whole of the share.

                               SHARE CERTIFICATES

10.   RIGHT TO CERTIFICATE

(A)   A person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the register as a holder of a share is entitled, without charge, to receive within two months of allotment or lodgement with the Company of a transfer to him of those shares (or within any other period as the terms of issue of the shares provide) one certificate for all the shares of a class registered in his name or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares.

(B)   Where a member transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of shares retained by him.

(C)   The Company is not bound to issue more than one certificate for shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

(D)   A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under a seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of allotment or issue of the shares.

11.   REPLACEMENT CERTIFICATES

(A)   Where a member holds two or more certificates for shares of one class, the board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate for shares of that class.

(B)   At the request of a member, the board may cancel a certificate and issue two or more in its place (representing shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the board may decide.

(C)   Where a certificate is worn out or defaced the board may require the certificate to be delivered to it before issuing a replacement and cancelling the original. If a certificate is lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity and to payment of any exceptional

                                       -5-

      out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity as the board may decide.

                                      LIEN

12.   COMPANY'S LIEN ON SHARES NOT FULLY PAID

(A)   The Company has a first and paramount lien on all partly paid shares for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

(B)   The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company's lien (if any) on that share.

13.   ENFORCEMENT OF LIEN BY SALE

(A)   For the purpose of enforcing the lien referred to in article 12, the board may sell shares subject to the lien in such manner as it may decide provided that:

      (i)     the due date for payment of the relevant amounts has arrived; and

      (ii)    the board has served a written notice on the member concerned (or on any person who is entitled to the shares by transmission or by operation of law) stating the amounts due, demanding payment thereof and giving notice that if payment has not been made within
              14 clear days after the service of the notice that the Company intends to sell the shares.

(B)   To give effect to a sale, the board may authorise a person to transfer the shares in the name and on behalf of the holder (or any person who is automatically entitled to the shares by transmission or by law), or to cause the transfer of such shares, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

14.   APPLICATION OF PROCEEDS OF SALE

      The net proceeds of a sale effected under article 13, after payment of the
      Company's costs of the sale, shall be applied in or towards satisfaction of the amount in respect of which the lien exists. Any residue shall (on surrender to the Company for cancellation of any certificate for the shares sold, or the provision of an indemnity as to any lost or destroyed certificate required by the board and subject to a like lien for amounts not presently payable as existed on the shares before the sale) be paid to the member (or a person entitled to the shares) immediately before the sale.

                                 CALLS ON SHARES

15.   CALLS

      The board may make calls on members in respect of amounts unpaid on the shares held by them respectively (whether in respect of the nominal value or a premium) and not by the terms of issue thereof, made payable on a fixed date. Each member shall (on receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company at the time and place specified, the amount called as

                                       -6-

      required by the notice. A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may decide. A call is deemed made at the time when the resolution of the board authorising it is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable for payment of a call in respect of that share.

16.   POWER TO DIFFERENTIATE

      The board may make arrangements on the allotment or, subject to the terms of the allotment, on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of a call on their shares.

17.   INTEREST ON CALLS

      If the whole of the amount called is not paid on or before the date fixed for payment, the person from whom it is payable shall pay interest on the unpaid amount. This interest will run from the day the unpaid amount is due until the day it has been paid. The interest rate may be fixed by the terms of allotment or issue of the share or, if no rate is fixed, at such rate (not exceeding 20 per cent. per annum) as the board may decide. The board may waive payment of the interest in whole or in part.

18.   PAYMENT IN ADVANCE

      The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding 20 per cent.
      per annum) as the board may decide.

19.   AMOUNTS DUE ON ALLOTMENT OR ISSUE TREATED AS CALLS

      An amount (whether in respect of nominal value or a premium) which by the terms of issue of a share becomes payable on allotment or issue or on a fixed date shall be deemed to be a call. In case of non-payment, the provisions of these articles as to payment of interest, forfeiture or otherwise apply as if that amount has become payable by virtue of a call.

                                   FORFEITURE

20.   NOTICE IF CALL NOT PAID

      If a member fails to pay the whole of a call or an instalment of a call by the date fixed for payment, the board may serve notice on the member or on a person entitled automatically by law to the share in respect of which the call was made demanding payment of the unpaid amount on a date not less than 14 clear days from the date of the notice, together with any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state:

      (i)     the place where payment is to be made; and

                                       -7-

      (ii)    that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

21.   FORFEITURE FOR NON-COMPLIANCE

      If the notice referred to in article 20 is not complied with, a share in respect of which it is given may, at any time before the payment required by the notice (including interest, costs, charges and expenses) has been made, be forfeited by a resolution of the board. All dividends declared or other amounts due in respect of the forfeited share and not paid before the forfeiture shall also be forfeited.

22.   NOTICE AFTER FORFEITURE

      When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share but no forfeiture is invalidated by an omission to give such notice. An entry of the fact and date of forfeiture shall be made in the register.

23.   DISPOSAL OF FORFEITED SHARES

(A)   A forfeited share and all rights attaching to it shall become the property of the Company and may be sold, re-allotted or otherwise disposed of, either to the person who was before such forfeiture the holder thereof or to another person, on such terms and in such manner as the board may decide. The board may, if necessary, authorise a person to transfer a forfeited share to a new holder. The Company may receive the consideration
      (if any) for the share on its disposal and may register the transferee as the holder of the share.

(B)   The board may before a forfeited share has been sold, re-allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.

(C)   A statutory declaration that the declarant is a director or the secretary and that a share has been forfeited or sold to satisfy a lien of the
      Company on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the transfer of the share) constitutes good title to the share and the person to whom the share is sold, re-allotted or disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

24.   ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

      A person whose share has been forfeited ceases on forfeiture to be a member in respect thereof and shall surrender to the Company for cancellation any certificate for the forfeited share. A person remains liable to pay all calls, interest, costs, charges and expenses owing in respect of such share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment or issue of such share or, if no rate is fixed, at such rate (not exceeding 20 per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of such share at the time of forfeiture or for any consideration received on its disposal.

25.   SURRENDER

      The board may accept the surrender of a share liable to be forfeited and in that case references in the articles to forfeiture include surrender.

                                       -8-

                              UNTRACED SHAREHOLDERS

26.   POWER OF SALE

(A)   The Company may sell the share of a member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

      (i)     during a period of not less than 12 years before the date of publication of the advertisements referred to in sub-paragraph
              (A)(iii) of this article (or, if published on two different dates, the first date) (the "RELEVANT PERIOD") at least three cash dividends have become payable in respect of the share;

      (ii)    throughout the relevant period no cheque, warrant or money order payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, warrant or money order, no payment made by the Company by any other means permitted by article 122(A) has been claimed or accepted and, so far as any director of the
              Company at the end of the relevant period is then aware, the
              Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

      (iii)   on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a national newspaper and in a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the share shown in the register; and

      (iv)    the Company has not, so far as the board is aware, during a further period of three months after the date of the
              advertisements referred to in sub-paragraph (A)(iii) of this article (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

(B)   Where a power of sale is exercisable over a share pursuant to paragraph
      (A) of this article (a "Sale Share"), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of sub-paragraphs (A)(ii) to (iv) of this article (as if the words "throughout the relevant period" were omitted from paragraph (A)(ii)
      of this article and the words "on expiry of the relevant period" were omitted from sub-paragraph (A)(iii) of this article) shall have been satisfied in relation to the additional share.

(C)   To give effect to a sale pursuant to paragraphs (A) or (B) of this article, the board may authorise a person to transfer the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

27.   APPLICATION OF PROCEEDS OF SALE

      The Company shall be indebted to the member or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the member or other person. Any amount carried to the separate

                                       -9-

      account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on that amount and the
      Company is not required to account for money earned on it.

                               TRANSFER OF SHARES

28.   METHOD OF TRANSFER

(A)   A member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in any other form approved by the board, and the instrument shall be executed by or on behalf of the transferor and
      (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

(B)   The transferor of a share is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of
      it.

29.   RIGHT TO REFUSE REGISTRATION

(A)   The board may, in its absolute discretion and without giving a reason, refuse to register the transfer of a share to any person, whether or not it is fully paid or a share on which the Company has a lien.

(B)   If the board refuses to register the transfer of a share it shall, within two months after the date on which the transfer was lodged with the
      Company, send notice of the refusal to the transferee. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. Subject to article 139, the Company may retain all instruments of transfer which are registered.

30.   FEES ON REGISTRATION

      The Company (at its option) may or may not charge a fee for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document or instructions relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

31.   SUSPENSION OF REGISTRATION

      Subject to the Acts, the registration of transfers may be suspended at such times and for such period (not exceeding 30 days in any year) as the board may decide and either generally or in respect of a particular class of shares.

                             TRANSMISSION OF SHARES

32.   ON DEATH

(A)   The Company shall recognise only the personal representative or representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

(B)   Nothing in the articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him.

                                      -10-

33.   ELECTION OF PERSON ENTITLED BY TRANSMISSION

(A)   A person becoming entitled by transmission to a share may, on production of such evidence as the board may require as to his entitlement, elect either to be registered as a member or to have a person nominated by him registered as a member.

(B)   If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person.

(C)   All the provisions of the articles relating to the transfer of shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

(D)   The board may give notice requiring a person to make the election referred to in article 33(A). If that notice is not complied with within 60 days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

34.   RIGHTS ON TRANSMISSION

      Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to articles 33 and
      122, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

                           ALTERATION OF SHARE CAPITAL

35.   INCREASE, CONSOLIDATION, SUB-DIVISION AND CANCELLATION

      The Company may by ordinary resolution:

      (i)     increase its share capital by a sum to be divided into shares of an amount prescribed by the resolution;

      (ii)    consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

      (iii)   subject to the Acts, sub-divide all or any of its shares into shares of a smaller amount and so that the resolution whereby any share is sub-divided may determine that the shares resulting from such sub-division have amongst themselves such preferred, deferred or other special rights or advantages or be subject to any such restrictions as the Company has power to attach to unissued or new shares; and

      (iv)    cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by a person and diminish the amount of its share capital by the amount of the shares so cancelled.

                                      -11-

36.   FRACTIONS

(A)   If, as the result of consolidation and division or sub-division of shares, members would become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, the board may:

      (i)     sell any shares representing fractions to a person (including, subject to the Acts, to the Company) and distribute the net proceeds of sale in due proportion amongst the persons entitled or if the board decides some or all of the sum raised on a sale may be retained for the benefit of the Company; or

      (ii)    subject to the Acts, allot or issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or
              sub-division, as the case may be).

(B)   To give effect to a sale pursuant to sub-paragraph (A)(i) of this article the board may arrange for the shares representing the fractions to be entered in the register as shares. The board may also authorise a person to transfer the shares to, or to the direction of, the purchaser. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale.

(C)   If shares are allotted or issued pursuant to sub-paragraph (A)(ii) of this article, the amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves
      (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 129. In relation to the capitalisation the board may exercise all the powers conferred on it by article 129 without an ordinary resolution of the Company.

37.   REDUCTION OF CAPITAL

      Subject to the Acts and to the rights attached to existing shares, the
      Company may by special resolution reduce its share capital, capital redemption reserve, share premium account or other undistributable reserve in any way.

38.   PURCHASE OF OWN SHARES

      Subject to the Acts and to the rights attaching to existing shares, the
      Company may purchase, or agree to purchase in the future, any shares of any class (including redeemable shares) in its own capital in any way.

                                GENERAL MEETINGS

39.   ANNUAL GENERAL MEETINGS

      The Company shall hold an annual general meeting once every year. Such meetings shall be convened by the board at such time and place as it thinks fit provided that there must not be a gap of more than fifteen months between one annual general meeting and the next.

                                      -12-

40.   EXTRAORDINARY GENERAL MEETINGS

      All general meetings of the Company other than annual general meetings are called extraordinary general meetings.

41.   CONVENING OF EXTRAORDINARY GENERAL MEETINGS

      The board may convene an extraordinary general meeting whenever it thinks fit. The board must convene an extraordinary general meeting immediately on receipt of a requisition from members in accordance with the Acts and in default a meeting may be convened by requisitionists as provided in the
      Acts. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the board. An extraordinary general meeting may also be convened in accordance with article 93.

42.   LENGTH AND FORM OF NOTICE

(A)   An annual general meeting and any extraordinary general meeting at which a special resolution is to be proposed or (subject to the Acts) at which some other resolution of which special notice under the Act has been given to the Company shall be called by not less than 21 clear days' notice. All other extraordinary general meetings shall be called by not less than 14 clear days' notice.

(B)   Subject to the Acts, and although called by shorter notice than that specified in paragraph (A) of this article, a general meeting is deemed to have been duly called if it is so agreed:

      (i)     in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

      (ii)    in the case of another meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

(C)   The notice of meeting shall specify:

      (i)     whether the meeting is an annual general meeting or an
              extraordinary general meeting;

      (ii)    the place, the date and the time of the meeting;

      (iii)   in the case of special business, the general nature of that business;

      (iv)    if the meeting is convened to consider a special or an
              extraordinary resolution, the intention to propose the resolution as such; and

      (v)     with reasonable prominence, that a member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

(D)   The notice of meeting shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the directors and to the auditors.

(E)   The board may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the

                                      -13-

      board, provided that, if the Company is a participating issuer, the day determined by the board may not be more than 21 days before the day that the relevant notice of meeting is being sent.

(F)   The notice of meeting may also specify a time (which, if the Company is a participating issuer, shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

(G)   Where the notice of meeting is published on a web site in accordance with article 134(B), it shall continue to be published in the same place on that web site from the date of the notification given under article
      I34(B)(ii) until the conclusion of the meeting to which the notice relates.

43.   OMISSION TO SEND NOTICE AND IRREGULARITIES IN PUBLICATION OF NOTICES

(A)   The accidental omission to send a notice of meeting or any document relating to the meeting or the non-receipt of any such notice or document by a person entitled to receive any such notice or document shall not invalidate the proceedings at that meeting.

(B)   Where a notice of meeting published on a web site in accordance with article 134(B) is by accident published in different places on the web site or published for part only of the period from the date of the notification given under article 134(B)(ii) until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.

44.   POSTPONEMENT OF GENERAL MEETINGS

      If the board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting at the time or place specified in the notice calling the general meeting, it may move and/or postpone the general meeting to another time and/or place. When a meeting is so moved and/or postponed, notice of the time and place of the moved and/or postponed meeting shall (if practical) be placed in at least two national newspapers in the United Kingdom. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The board must take reasonable steps to ensure that members trying to attend the general meeting at the original time and/or place are informed of the new arrangements for the general meeting. Proxy forms can be delivered as specified in article 61, until 48 hours before the rearranged meeting. Any postponed and/or moved meeting may also be postponed and/or moved under this article.

45.   SPECIAL BUSINESS

      All business transacted at a general meeting is deemed special except the following business transacted at an annual general meeting:

      (i)     the receipt and consideration of the annual accounts, the
              directors' report and auditors' report on those accounts;

      (ii)    the appointment or re-appointment of directors and other officers in place of those retiring by rotation or otherwise ceasing to hold office;

      (iii)   the declaration of dividends; and

                                      -14-

      (iv)    the appointment of the auditors (when special notice of the resolution for appointment is not required by the Acts) and fixing or determining the manner of fixing of the remuneration of the auditors.

                         PROCEEDINGS AT GENERAL MEETINGS

46.   QUORUM

(A)   No business may be transacted at a general meeting unless a quorum is present. The absence of a quorum does not prevent the appointment of a chairman in accordance with the articles, which shall not be treated as part of the business of the meeting.

(B)   The quorum for a general meeting is two members present in person or by proxy and entitled to vote.

47.   PROCEDURE IF QUORUM NOT PRESENT

(A)   If a quorum is not present within thirty minutes (or such longer time as the chairman decides to wait) after the time fixed for the start of the meeting or if there is no longer a quorum present at any time during the meeting, the meeting, if convened by or on the requisition of members, is dissolved. In any other case it stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been specified, the meeting stands adjourned to such other day (being not less than 14 nor more than 28 days later) and at such other time and/or place as the chairman (or, in default, the board) decides.

(B)   At an adjourned meeting the quorum is one member present in person or by proxy and entitled to vote. If a quorum is not present within five minutes from the time fixed for the start of the meeting, the adjourned meeting shall be dissolved.

(C)   Save where the time and place for the adjourned meeting has been specified for the purpose in the notice convening the meeting as referred to in paragraph (A) of this article (in which case notice of the adjourned meeting need not be given), the Company shall give not less than seven clear days' notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

48.   CHAIRMAN

(A)   The chairman (if any) of the board or, in his absence, the deputy chairman
      (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present and willing and able to act within five minutes after the time fixed for the start of the meeting or neither is willing and able to act, the directors present shall select one of their number to be chairman. If only one director is present and willing and able to act, he shall be chairman. In default, the members present in person and entitled to vote shall choose one of their number to be chairman.

(B)   Without prejudice to any other power which he may have under the provisions of the articles or at common law the chairman may take such action as he thinks fit to promote the orderly conduct of the business of the meeting as specified in the notice of meeting and the chairman's decision on matters of procedure or arising incidentally from the business of the meeting shall be final, as shall be his determination as to whether any matter is of such a nature.

                                      -15-

49.   RIGHT TO ATTEND AND SPEAK

(A)   Each director shall be entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member.

(B)   The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

50.   POWER TO ADJOURN

(A)   The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn a meeting from time to time and from place to place or for an indefinite period.

(B)   Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to:

      (i)     secure the proper and orderly conduct of the meeting;

      (ii)    give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

      (iii)   ensure that the business of the meeting is properly disposed of.

51.   NOTICE OF ADJOURNED MEETING

(A)   Whenever a meeting is adjourned for 28 days or more or for an indefinite period pursuant to article 50, at least seven clear days' notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the articles or the terms of allotment or issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances it is not necessary to give notice of a meeting adjourned pursuant to article
      50 or of the business to be transacted at the adjourned meeting.

(B)   The board may determine that persons entitled to receive notice of an adjourned meeting in accordance with this article are those persons entered on the register at the close of business on a day determined by the board.

(C)   The notice of an adjourned meeting given in accordance with this article may also specify a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

52.   BUSINESS AT ADJOURNED MEETING

      No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

                                      -16-

53.   ACCOMMODATION OF MEMBERS AT MEETING

      If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting shall be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to:

      (i)     participate in the business for which the meeting has been convened;

      (ii)    hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere; and

      (iii)   be heard and seen by all other persons present in the same way.

54.   SECURITY

      The board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The board may authorise one or more persons, who shall include a director or the secretary or the chairman of the meeting to:

      (i)     refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions; and

      (ii)    eject from a meeting any person who causes the proceedings to become disorderly.

                                     VOTING

55.   METHOD OF VOTING

(A)   At a general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is properly demanded by:

      (i)     the chairman of the meeting;

      (ii)    not less than five members present in person or by proxy and entitled to vote;

      (iii)   a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

      (iv)    a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

      A demand by a proxy is deemed to be a demand by the member appointing the proxy.

(B)   Unless a poll is demanded (and the demand is not duly withdrawn), a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, is conclusive evidence of the fact

                                      -17-

      without proof of the number or proportion of the votes recorded in favour of or against the resolution.

56.   PROCEDURE ON A POLL

(A)   If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(B)   A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

(C)   No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll shall be taken.

(D)   The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(E)   The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

(F)   On a poll, votes may be given in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way, whether present in person or by proxy.

57.   VOTES OF MEMBERS

(A)   Subject to special rights or restrictions as to voting attached to any class of shares by or in accordance with the articles, at a general meeting every member present in person has on a show of hands one vote and every member present in person or by proxy has on a poll one vote for every share of which he is the holder.

(B)   In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority is determined by the order in which the names of the holders stand in the register.

(C)   A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other authorised and appointed person may, on a poll, vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received at the office (or at another place specified in accordance with the articles for the delivery or receipt of forms of

                                      -18-

      appointment of a proxy) or in any other manner specified in the articles for the appointment of a proxy within the time limits prescribed by the articles for the appointment of a proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

58.   CASTING VOTE

      In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any vote to which he is entitled as a member.

59.   RESTRICTION ON VOTING RIGHTS FOR UNPAID CALLS ETC.

      Unless the board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

60.   VOTING BY PROXY

(A)   Subject to paragraph (B) of this article, an instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the board) executed under the hand of the appointor or his duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

(B)   Subject to the Acts, the board may accept the appointment of a proxy received in an electronic communication on such terms and subject to such conditions as it considers fit. The appointment of a proxy received in an electronic communication shall not be subject to the requirements of paragraph (A) of this article. The board may require the production of any evidence it considers necessary to determine the validity of such an appointment.

(C)   Unless the contrary is stated in it, the appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll (but shall not confer any further right to speak at the meeting except with the permission of the chairman) and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

(D)   A proxy need not be a member.

(E)   A member may appoint more than one proxy to attend on the same occasion.
      When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

(F)   Delivery or receipt of an appointment of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

                                      -19-

(G)   The appointment of a proxy shall (unless the contrary is stated in it) be valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. The appointment of a proxy shall be valid for 12 months from the date of execution or, in the case of an appointment of proxy delivered in an electronic communication, for the duration specified by the board.

(H)   Subject to the Acts, the Company may send a form of appointment of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent, the form shall provide for two-way voting on all resolutions set out in the notice of meeting.

61.   APPOINTMENT OF PROXY

      The form of appointment of a proxy, and (if required by the board) a power of attorney or other authority under which it is executed or a copy of it notarially certified or certified in some other way approved by the board, shall be:

      (i)     in the case of an instrument in writing, delivered to the office, or another place in the United Kingdom specified in the notice convening the meeting or in the form of appointment of proxy or other accompanying document sent by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the form of appointment of proxy proposes to vote;

      (ii)    in the case of an appointment of a proxy contained in an
              electronic communication, where an address has been specified for the purpose of receiving electronic communications:

              (a)   in the notice convening the meeting; or

              (b)   in any form of appointment of a proxy sent out by the
                    Company in relation to the meeting; or

              (c)   in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

              received at such address not less than 48 hours before the time for holding the meeting at which the person named in the form of appointment of proxy proposes to vote;

      (iii)   in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, delivered or received as required by sub-paragraphs (i) or (ii) of this article not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

      (iv)    in the case of a meeting adjourned for not more than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the secretary or to a director.

      An appointment of proxy not delivered or received in accordance with this article is invalid.

                                      -20-

62.   WHEN VOTES BY PROXY VALID ALTHOUGH AUTHORITY REVOKED

      A vote cast or poll demanded by a proxy or authorised representative of a company is valid despite the previous death or insanity or revocation of the appointment of the proxy or of the authority under which the appointment was made unless notice of such prior death, insanity or revocation shall have been received by the Company at the office or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of proxy was contained in an electronic communication, at the address at which the form of appointment was received, not later than the last time at which an appointment of proxy should have been delivered or received in order to be valid for use at the meeting or adjourned meeting at which the vote is cast or the poll is demanded or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for use on the holding of the poll at which the vote is cast.

63.   CORPORATE REPRESENTATIVES

      A company which is a member may, by resolution of its directors or other governing body, whether or not expressed to be pursuant to any provision of the Acts, authorise one or more persons to act as its representatives at a meeting or at a separate meeting of the holders of a class of shares
      (a "REPRESENTATIVE"). Each representative is entitled to exercise on behalf of the company (in respect of that part of the company's holding of shares to which the authorisation relates) those powers that the company could exercise if it were an individual member. The company is for the purposes of the articles deemed to be present in person at a meeting if a representative is present. All references to attendance and voting in person shall be construed accordingly. A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

64.   OBJECTIONS TO AND ERROR IN VOTING

      No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the decision of the meeting on any resolution if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman on such matters is conclusive and binding on all concerned.

65.   AMENDMENTS TO RESOLUTIONS

      No amendment to a resolution duly proposed as a special or extraordinary resolution (other than an amendment to correct a patent error) may be considered or voted on. No amendment to a resolution duly proposed as an ordinary resolution (other than an amendment to correct a patent error)
      may be considered or voted on unless either:

      (i)     at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered, notice of the terms of the amendment and intention to move it has been lodged at the office; or

      (ii)    the chairman in his absolute discretion decides that the amendment may be considered or voted on.

                                      -21-

      If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

66.   MEMBERS' WRITTEN RESOLUTIONS

      A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effective as if it had been passed at a general meeting duly convened and held. The resolution in writing may consist of several instruments in the same form each duly executed by or on behalf of one or more members. If the resolution in writing is described as a special resolution or as an extraordinary resolution, it shall have effect accordingly.

67.   CLASS MEETINGS

      A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting, except that:

      (i)     no member is entitled to notice of it or to attend unless he is a holder of shares of that class;

      (ii)    no vote may be cast except in respect of a share of that class;

      (iii)   the quorum at the meeting is two persons present in person holding or representing by proxy at least one-third in nominal value of the issued shares of that class;

      (iv)    the quorum at an adjourned meeting is one person holding shares of that class present in person or by proxy; and

      (v)     a poll may be demanded in writing by a member present in person or by proxy and entitled to vote at the meeting and on a poll each member has one vote for every share of that class of which he is the holder.

68.   FAILURE TO DISCLOSE INTERESTS IN SHARES

(A)   Where notice is served by the Company under section 212 of the Act (a
      "SECTION 212 NOTICE") on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the "DEFAULT SHARES", which expression includes any shares allotted or issued after the date of the section 212 notice in respect of those shares) to give the Company the information required within the prescribed period from the date of service of the section 212 notice, the following sanctions apply, unless the board otherwise decides:

      (i)     the member shall not be entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll; and

      (ii)    where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

              (a)   a dividend (or any part of a dividend) or other amount
                    payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member shall not be entitled to

                                      -22-

                    elect, pursuant to article 128, to receive shares instead of a dividend; and

              (b)   no transfer of any default shares shall be registered unless the transfer is an excepted transfer or:

                    (1)   the member is not himself in default in supplying the
                          information required; and

                    (2)   the member proves to the satisfaction of the board
                          that no person in default in supplying the information
                          required is interested in any of the shares the
                          subject of the transfer.

(B)   The sanctions under paragraph (A) of this article cease to apply seven days after the earlier of:

      (i)     receipt by the Company of notice of an excepted transfer, but only in relation to the shares thereby transferred; and

      (ii)    receipt by the Company, in a form satisfactory to the board, of all the information required by the section 212 notice.

(C)   Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 212 notice to another person, it shall at the same time send a copy of the section 212 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of paragraph (A) of this article.

(D)   For the purposes of this article 68:

      (i)     a person, other than the member holding a share, shall be treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 212 notice, from anyone else)
              knows or has reasonable cause to believe that the person is or may be so interested;

      (ii)    "INTERESTED" shall be construed as it is for the purpose of section 212 of the Act;

      (iii)   reference to a person having failed to give the Company the information required by a section 212 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it, and (b)
              reference to his having given information which he knows to be false in a material particular or having recklessly given
              information which is false in a material particular;

      (iv)    the "PRESCRIBED PERIOD" means 14 days;

      (v)     an "EXCEPTED TRANSFER" means, in relation to shares held by a member:

              (a)   a transfer pursuant to acceptance of a takeover offer for
                    the Company (within the meaning of section 428(1) of the
                    Act); or

              (b)   a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the
                    beneficial interest in the shares

                                      -23-

                    to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

(E)   The provisions of this article are in addition and without prejudice to the provisions of the Acts.

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

69.   NUMBER OF DIRECTORS

      Unless and until otherwise decided by the Company by ordinary resolution the number of directors must not be less than two and is not subject to a maximum number.

70.   POWER OF THE COMPANY TO APPOINT DIRECTORS

      Subject to the articles, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles.

71.   POWER OF THE BOARD TO APPOINT DIRECTORS

      Without prejudice to the power of the Company to appoint a person to be a director pursuant to the articles, the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number fixed in accordance with the articles. A director appointed in this way may hold office only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during that meeting. He is not required, and is not taken into account in determining the number of directors who are, to retire by rotation at the meeting.

72.   APPOINTMENT OF EXECUTIVE DIRECTORS

      Subject to the Acts, the board may appoint one or more of its body to hold an executive office with the Company for such term and on such other terms and conditions as (subject to the Acts) the board thinks fit. The board may revoke or terminate an appointment, without prejudice to a claim for damages for breach of the contract of service between the director and the
      Company or otherwise.

73.   ELIGIBILITY OF NEW DIRECTORS

(A)   No person other than a director retiring (by rotation or otherwise) may be appointed or reappointed as a director at a general meeting unless:

      (i)     he is recommended by the board; or

      (ii)    not less than seven nor more than 42 days before the date fixed for the meeting, notice has been given to the Company by a member
              (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall (a) state the particulars which would, if the proposed director were appointed or reappointed, be required to be included in the Company's register of directors,
              (b) be accompanied by notice given by the proposed director of his willingness to be appointed or reappointed, and (c) be lodged at the office.

(B)   A director need not be a member.

                                      -24-

74.   VOTING ON RESOLUTION FOR APPOINTMENT

      A resolution for the appointment of two or more persons as directors by a single resolution is void unless an ordinary resolution that the resolution for appointment is proposed in this way has first been agreed to by the meeting without a vote being given against it.

75.   RETIREMENT BY ROTATION

(A)   Subject to paragraph (B) of this article, at each annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not less than one-third, shall retire from office provided that if there are fewer than three directors who are subject to retirement by rotation, one shall retire from office.

(B)   If any one or more directors:

      (i)   were last appointed or reappointed three years or more prior to the meeting; or

      (ii)  were last appointed or reappointed at the third immediately preceding annual general meeting,

      he or they shall retire from office and shall be counted in obtaining the number required to retire at the meeting, provided that the number of directors required to retire under paragraph (A) of this article shall be increased to the extent necessary to comply with this paragraph.

76.   DIRECTORS SUBJECT TO RETIREMENT

      Subject to the Acts and the articles, the directors to retire by rotation at an annual general meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment, and, second, those directors who have been longest in office since their last appointment or reappointment. As between two or more who have been in office an equal length of time, the director to retire shall, in default of agreement between them, be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined on the basis of the composition of the board at the start of business on the date of the notice convening the annual general meeting, disregarding a change in the number or identity of the directors after that time but before the close of the meeting.

77.   POSITION OF RETIRING DIRECTOR

      A director who retires at an annual general meeting (whether by rotation or otherwise) may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

78.   DEEMED REAPPOINTMENT

      At a general meeting at which a director retires by rotation the Company may fill the vacancy and, if it does not do so, the retiring director shall be, if willing, deemed reappointed unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.

                                      -25-

79.   NO RETIREMENT ON ACCOUNT OF AGE

      No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age. Special notice is not required in connection with the appointment or the approval of the appointment of such person. No director is required to vacate his office because he has reached the age of 70 or another age and section 293 of the
      Act does not apply to the Company. Where a general meeting is convened at which, to the knowledge of the board, a director is to be proposed for appointment or reappointment who is at the date of the meeting 70 or more, the board shall give notice of his age in the notice convening the meeting or in a document accompanying the notice, but the accidental omission to do so does not invalidate proceedings or an appointment or reappointment of that director at that meeting.

80.   REMOVAL BY ORDINARY RESOLUTION

      In addition to any power of removal conferred by the Acts, the Company may by ordinary resolution remove a director before the expiry of his period of office (without prejudice to a claim for damages for breach of contract or otherwise) and may (subject to the articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. A person appointed in this way is treated, for the purposes of determining the time at which he or another director is to retire, as if he had become a director on the date on which the person in whose place he is appointed was last appointed or reappointed a director.

81.   VACATION OF OFFICE BY DIRECTOR

(A)   Without prejudice to the provisions for retirement (by rotation or otherwise) contained in the articles, the office of a director is vacated if:

      (i)   he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

      (ii)  where he has been appointed for a fixed term, the term expires;

      (iii) he ceases to be a director by virtue of a provision of the Acts, is removed from office pursuant to the articles or becomes prohibited by law from being a director;

      (iv)  he becomes bankrupt or compounds with his creditors generally or he applies to the court for an interim order under section 253 of the
            Insolvency Act 1986 in connection with a voluntary arrangement under that act;

      (v)   he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health or any court claiming jurisdiction on the ground of mental disorder
            (however stated) makes an order for his detention or for the appointment of a guardian, receiver or other person (howsoever designated) to exercise powers with respect to his property or affairs, and in any such case the board resolves that his office be vacated;

      (vi)  both he and his alternate director appointed pursuant to the provisions of the articles (if any) are absent, without the permission of the board, from board meetings for six consecutive months and the board resolves that his office be vacated; or

                                      -26-

      (vii) he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors (without prejudice to a claim for damages for breach of contract or otherwise).

(B)   A resolution of the board declaring a director to have vacated office under the terms of this article is conclusive as to the fact and grounds of vacation stated in the resolution.

(C)   If the office of a director is vacated for any reason, he shall cease to be a member of any committee of the board.

                               ALTERNATE DIRECTORS

82.   APPOINTMENT

(A)   A director (other than an alternate director) may by notice delivered to the secretary at the office or tabled at a meeting of the board, or in any other manner approved by the board, appoint as his alternate director:

      (i)   another director, or

      (ii)  another person approved by the board and willing to act.

      No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director in the form prescribed by the Acts has been received at the office or tabled at a meeting of the board.

(B)   An alternate director need not be a member and shall not be counted in reckoning the number of directors for the purpose of article 69.

83.   REVOCATION OF APPOINTMENT

      A director may by notice delivered to the secretary at the office or tabled at a meeting of the board revoke the appointment of his alternate director and, subject to the provisions of article 82, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed or deemed reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he has not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

84.   PARTICIPATION IN BOARD MEETINGS

      An alternate director shall be, if he gives the Company an address in the
      United Kingdom at which notices may be served on him or an address at which notices may be served on him by electronic communications, entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor.
      A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

                                      -27-

85.   RESPONSIBILITY

      A person acting as an alternate director shall be an officer of the
      Company, shall alone be responsible to the Company for his acts and defaults, and shall not be deemed to be the agent of his appointor.

                       REMUNERATION, EXPENSES AND PENSIONS

86.   DIRECTORS' FEES

(A)   Unless otherwise decided by the Company by ordinary resolution, the
      Company shall pay to the directors (but not alternate directors) for their services as directors such amount of aggregate fees as the board decides
      (or such amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the directors in such proportions as the board decides or, if no decision is made, equally. A fee payable (to director pursuant to this article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the articles or otherwise and accrues from day to day.

(B)   Subject to the Acts and to the articles, the board may arrange for part of a fee payable to a director under this article to be provided in the form of fully-paid shares in the capital of the Company. The amount of the fee payable in this way shall be at the discretion of the board and shall be applied in the purchase or subscription of shares on behalf of the relevant director.

87.   ADDITIONAL REMUNERATION

      A director who, at the request of the board, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the board may decide.

88.   EXPENSES

      A director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as director including, without limitation, expenses incurred in attending meetings of the board or of committees of the board or general meetings or separate meetings of the holders of a class of shares or debentures.

89.   REMUNERATION AND EXPENSES OF ALTERNATE DIRECTORS

      An alternate director is not entitled to a fee from the Company for his services as an alternate director. The fee payable to an alternate director is payable out of the fee payable to his appointor and consists of such portion (if any) of the fee as he agrees with his appointor. The
      Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under article 88 had he been a director.

90.   DIRECTORS' PENSIONS AND OTHER BENEFITS

(A)   The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of:

      (i)   the Company;

                                      -28-

      (ii)  a company which is or was a subsidiary undertaking of the Company;

      (iii) a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company; or

      (iv)  a predecessor in business of the Company or of a subsidiary undertaking of the Company,

      (or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

(B)   A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under paragraph (A) of this article and is not obliged to account for it to the Company.

91.   REMUNERATION OF EXECUTIVE DIRECTORS

      The salary or other remuneration of a director appointed to hold employment or executive office in accordance with the articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of a fee payable to him for his services as director pursuant to the articles.

                         POWERS AND DUTIES OF THE BOARD

92.   POWERS OF THE BOARD

      Subject to the Acts, the memorandum of association of the Company and the articles and to directions given by special resolution of the Company, the business and affairs of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of the articles and no direction given by the Company shall invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had not been given. The provisions of the articles giving specific powers to the board do not limit the general powers given by this article.

93.   POWERS OF DIRECTORS BEING LESS THAN MINIMUM REQUIRED NUMBER

      If the number of directors is less than the minimum prescribed by the articles or decided by the Company by ordinary resolution, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment.
      If no director or directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

94.   POWERS OF EXECUTIVE DIRECTORS

      The board may delegate to a director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks

                                      -29-

      fit. In particular, without limitation, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

95.   DELEGATION TO COMMITTEES

      The board may delegate any of its powers, authorities and discretions
      (with power to sub-delegate) to a committee consisting of one or more persons (whether a member or members of the board or not) as it thinks fit. A committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the board or of the committee). The board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of the articles refers to the exercise of a power, authority or discretion by the board (including, without limitation, the power to pay fees, remuneration, additional remuneration, expenses and pensions and other benefits pursuant to articles 86 to 91 and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

96.   AGENTS

      The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, without limitation, the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation.

97.   ASSOCIATE DIRECTORS

      The board may appoint a person (not being a director) to an office or employment having a designation or title including the word "director" or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word "director" in the designation or title of an office or employment does not imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Acts or the articles.

98.   EXERCISE OF VOTING POWERS

      Subject to article 101, the board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

99.   PROVISION FOR EMPLOYEES

      The board may exercise the powers conferred on the Company by the Acts to make provision for the benefit of a person employed or formerly employed by the Company

                                      -30-

      or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

100.  REGISTERS

      Subject to the Acts, the board may exercise the powers conferred on the
      Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

101.  BORROWING POWERS

      The board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets
      (present or future) and uncalled capital of the Company and, subject to the Acts, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

102.  REGISTER OF CHARGES

      The Company shall keep a register of charges in accordance with the Acts and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by the Acts or, failing which, decided by the board.

103.  DIRECTORS' INTERESTS

(A)   Subject to the Acts and provided he has disclosed to the board the nature and extent of any direct or indirect interest of his, a director, notwithstanding his office:

      (i)   may enter into or otherwise be interested in a contract,
            arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

      (ii)  may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may decide either in addition to or instead of remuneration provided for by another article;

      (iii) may be a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or in which the
            Company is otherwise interested or as regards which the Company has a power of appointment; and

      (iv)  is not liable to account to the Company for a profit, remuneration or other benefit realised by such contract, arrangement,
            transaction, proposal, office or employment and no such contract, arrangement, transaction or proposal is avoided on the grounds of any such interest or benefit.

(B)   A director who, to his knowledge, is in any way (directly or indirectly)
      interested in a contract, arrangement, transaction or proposal with the
      Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his

                                      -31-

      interest then exists or, in any other case, at the first meeting of the board after he knows that he is or has become interested. For the purposes of this article:

      (i)   a general notice given to the board by a director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in a contract, transaction, arrangement or proposal in which a specified person or class of persons is interested is a sufficient disclosure under this article in relation to that contract, transaction, arrangement or proposal; and

      (ii)  an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge is not treated as his interest.

(C)   A director may not vote on or be counted in the quorum in relation to a resolution of the board or of a committee of the board concerning a contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he has an interest which is, to his knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

      (i)   the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

      (ii)  the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

      (iii) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

      (iv)  a contract, arrangement, transaction or proposal to which the
            Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested
            (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a "RELEVANT COMPANY"), if he does not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 of the Act) representing one per cent. or more of either any class of the equity share capital of or the voting rights in the relevant company;

      (v)   a contract, arrangement, transaction or proposal for the benefit of the employees of the Company or any of its subsidiary undertakings
            (including any pension fund or retirement, death or disability scheme) which does not award him a privilege or benefit not generally awarded to the employees to whom it relates; and

      (vi)  a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

(D)   A director may not vote on or be counted in the quorum in relation to a resolution of the board or committee of the board concerning his own appointment (including,

                                      -32-

      without limitation, fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the
      Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including, without limitation, fixing or varying the terms of appointment or its termination)
      of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director.
      In that case each of the directors concerned (if not otherwise debarred from voting under this article) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(E)   If a question arises at a meeting as to the materiality of a director's interest (other than the interest of the chairman of the meeting) or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

(F)   If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

(G)   For the purposes of this article, the interest of a person who is for the purposes of the Acts connected with (within the meaning of section 346 of the Act) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This article applies to an alternate director as if he were a director otherwise appointed.

(H)   Subject to the Acts, the Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract, arrangement, transaction or proposal not properly authorised by reason of a contravention of this article.

                     PROCEEDINGS OF DIRECTORS AND COMMITTEES

104.  BOARD MEETINGS

      Subject to the articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

105.  NOTICE OF BOARD MEETINGS

      A director may, and the secretary at the request of a director shall, summon a board meeting at any time. Notice of a board meeting is deemed to be duly given to a director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the
      Company for that purpose or sent in writing to him at his last-known address or another address given by him to the Company for that purpose. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively. A director absent or intending to be absent from the United Kingdom may request that notices of board meetings during his absence be sent in writing to him or by electronic communication to an address given by him to the Company for that purpose. If no request is made

                                      -33-

      (and/or if no such non-United Kingdom address is given) it is not necessary to give notice of a board meeting to a director who is absent from the United Kingdom.

106.  QUORUM

      The quorum necessary for the transaction of business may be decided by the board and until otherwise decided is two directors present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

107.  CHAIRMAN OF BOARD

      The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairman or chairmen and decide the period for which he is or they are to hold office
      (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment or deemed reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

108.  VOTING

      Questions arising at a meeting of the board are determined by a majority of votes. In case of an equality of votes the chairman has a second or casting vote.

109.  PARTICIPATION BY TELEPHONE

      A director or his alternate director may participate in a meeting of the board or a committee of the board through the medium of conference telephone, video teleconference or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Acts, all business transacted in this way by the board or a committee of the board is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

110.  RESOLUTION IN WRITING

      A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting and not being less than a quorum or by all members of a committee of the board for the time being entitled to receive notice of a committee meeting and not being less than a quorum is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed

                                      -34-

      by one or more of the directors or members of the relevant committee. The resolution in writing need not be executed by an alternate director if it is executed by his appointor and a resolution executed by an alternate director need not be executed by his appointor.

111.  PROCEEDINGS OF COMMITTEES

(A)   Proceedings of any committee of the board consisting of two or more members shall be conducted in accordance with terms prescribed by the board (if any). Subject to those terms and paragraph (B) of this article, proceedings shall be conducted in accordance with applicable provisions of the articles regulating the proceedings of the board.

(B)   Where the board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it is not necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

112.  MINUTES OF PROCEEDINGS

(A)   The board shall cause minutes to be made in books kept for the purpose of:

      (i)   all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

      (ii)  the names of directors present at every meeting of the board, committees of the board, meetings of the Company or meetings of the holders of a class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

(B)   If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

113.  VALIDITY OF PROCEEDINGS OF BOARD OR COMMITTEE

      All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote , or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.

                    SECRETARY AND AUTHENTICATION OF DOCUMENTS

114.  SECRETARY

(A)   Subject to the Acts, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including, without limitation, remuneration) as it thinks fit. The board may remove a person appointed pursuant to this article from office and appoint another or others in his place.

(B)   Any provision of the Acts or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

                                      -35-

115.  AUTHENTICATION OF DOCUMENTS

      A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the
      Company (including, without limitation, the memorandum of association and the articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to the business of the Company, and to certify copies or extracts as true copies or extracts.

                                      SEALS

116.  SAFE CUSTODY

      The board shall provide for the safe custody of every seal.

117.  APPLICATION OF SEALS

      A seal may be used only by the authority of a resolution of the board or of a committee of the board. The board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The board may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the board:

      (i)   share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

      (ii)  every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director.

118.  OFFICIAL SEAL FOR USE ABROAD

      The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and those powers shall be vested in the board.

                          DIVIDENDS AND OTHER PAYMENTS

119.  DECLARATION OF DIVIDENDS

      Subject to the Acts and the articles, the Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no dividend may exceed the amount recommended by the board.

120.  INTERIM DIVIDENDS

      Subject to the Acts, the board may declare and pay such interim dividends
      (including, without limitation, a dividend payable at a fixed rate) as appear to it to be justified by the profits of the Company available for distribution. No interim dividend shall be declared or paid on shares which do not confer preferred rights with regard to dividend if at the time of declaration, any dividend on shares which do confer a right to a preferred dividend is in arrear. If the board acts in good faith, it does not incur any liability to the holders of shares conferring preferred rights for a loss they may suffer by the lawful payment of an interim dividend on shares ranking after those with preferred rights.

                                      -36-

121.  ENTITLEMENT TO DIVIDENDS

(A)   Except as otherwise provided by the rights attached to, or the terms of issue of shares:

      (i)   a dividend shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article as paid up on the share; and

      (ii)  dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

(B)   Except as otherwise provided by the rights attached to shares, dividends may be declared or paid in any currency. The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

122.  METHOD OF PAYMENT

(A)   The Company may pay any dividend, interest or other amount payable in respect of a share:

      (i)   in cash:

      (ii)  by cheque, warrant or money order made payable to or to the order of the person entitled to the payment (and may, at the Company's option, be crossed "account payee" where appropriate);

      (iii) by a bank or other funds transfer system to an account designated in writing by the person entitled to the payment; or

      (iv)  by such other method as the person entitled to the payment may in writing direct and the board may agree.

(B)   The Company may send a cheque, warrant or money order by post:

      (i)   in the case of a sole holder, to his registered address;

      (ii)  in the case of joint holders, to the registered address of the person whose name stands first in the register;

      (iii) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 138;
            or

      (iv)  in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

(C)   Where a share is held jointly or two or more persons are jointly entitled by transmission to a share:

      (i)   the Company may pay any dividend, interest or other amount payable in respect of that share to any one joint holder, or any one person entitled by transmission to the share and in either case that holder or person may give an effective receipt for the payment; and

                                      -37-

      (ii)  for any of the purposes of this article 122, the Company may rely in relation to a share on the written direction or designation of any one joint holder of the share, or any one person entitled by transmission to the share.

(D)   Every cheque, warrant or money order sent by post is sent at the risk of the person entitled to the payment. If payment is made by bank or other funds transfer, by means of a relevant system or by another method at the direction of the person entitled to payment, the Company is not responsible for amounts lost or delayed in the course of making that payment.

(E)   Without prejudice to article 68, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided such evidence of his right as the board may reasonably require.

123.  DIVIDENDS NOT TO BEAR INTEREST

      No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

124.  CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS ETC.

      The board may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share.

125.  UNCLAIMED DIVIDENDS ETC.

      Any unclaimed dividend, interest or other amount payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. A dividend unclaimed for a period of 12 years from the date it was declared or became due for payment is forfeited and ceases to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

126.  UNCASHED DIVIDENDS

      If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

      (i)   a cheque, warrant or money order is returned undelivered or left uncashed, or

      (ii)  a transfer made by a bank or other funds transfer system is not accepted,

      and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or money order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

127.  PAYMENT OF DIVIDENDS IN SPECIE

      Without prejudice to article 68, the board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly

                                      -38-

      or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular, without limitation, may:

      (i)   issue fractional certificates (or ignore fractions);

      (ii)  fix the value for distribution of the specific assets (or any part of them);

      (iii) decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution; and

      (iv)  vest assets in trustees on trust for the persons entitled to the dividend as seems expedient to the board.

128.  PAYMENT OF SCRIP DIVIDENDS

(A)   Subject to the Acts, but without prejudice to article 68, the board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares in either case credited as fully paid ("NEW SHARES") instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

(B)   Where a resolution under article 128(A) is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

(C)   A resolution under article 128(A) may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the resolution is passed.

(D)   The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals
      (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the "RELEVANT
      DIVIDEND"). For this purpose the "AVERAGE QUOTATION" of each of the new shares is or shall be as determined by or in accordance with the resolution under article 128(A). A certificate or report by the auditors as to the value of the new shares to be allotted in respect of any dividend shall be conclusive evidence of that amount.

(E)   The board may make any provision it considers appropriate in relation to an allotment made or to be made pursuant to this article (whether before or after the passing of the resolution under article 128(A)), including, without limitation:

      (i)   the giving of notice to holders of the right of election offered to them;

      (ii)  the provision of forms of election (whether in respect of a particular dividend or dividends generally);

                                      -39-

      (iii) determination of the procedure for making and revoking elections;

      (iv)  the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

      (v)   the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).

(F)   The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the "ELECTED SHARES"); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in paragraph (D) of this article. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the board had resolved to effect the capitalisation with the authority of an ordinary resolution of the Company pursuant to article 129. In relation to the capitalisation the board may exercise all the powers conferred on it by article 129 without an ordinary resolution of the Company.

(G)   The new shares rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

(H)   In relation to any particular proposed dividend, the board may in its absolute discretion decide:

      (i)   that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

      (ii)  at any time prior to the allotment of the new shares which would otherwise be allotted in lieu thereof, that all elections to take ordinary shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

129.  CAPITALISATION OF PROFITS

      Subject to the Acts, the board may, with the authority of an ordinary resolution of the Company:

      (i)   resolve to capitalise an amount standing to the credit of reserves
            (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

      (ii)  appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

            (a)   paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

                                      -40-

            (b)   paying up in full unissued shares or debentures of a nominal amount equal to that sum,

            and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

      (iii) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than (pound)3, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

      (iv)  authorise a person to enter (on behalf of all the members concerned)
            an agreement with the Company providing for either:

            (a)   the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

            (b)   the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the
                  amounts remaining unpaid on their existing shares,

            an agreement made under the authority being effective and binding on all those members; and

      (v)   generally do all acts and things required to give effect to the resolution.

130.  RECORD DATES

      Notwithstanding any other provision of the articles, but subject to the
      Acts and rights attached to shares, the Company or the board may fix any date as the record date for a dividend, distribution, allotment or issue.
      The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

                                    ACCOUNTS

131.  KEEPING AND INSPECTION OF ACCOUNTS

(A)   The board shall ensure that accounting records are kept in accordance with the Acts.

(B)   The accounting records shall be kept at the office or, subject to the
      Acts, at another place decided by the board and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if

                                      -41-

      that right is conferred by the Acts or he is authorised by the board or by an ordinary resolution of the Company.

132.  ACCOUNTS TO BE SENT TO MEMBERS ETC.

(A)   In respect of each financial year, a copy of the Company's annual accounts, the directors' report and the auditors' report on those accounts shall be sent by post or delivered to:

      (i)   every member (whether or not entitled to receive notices of general meetings);

      (ii)  every holder of debentures (whether or not entitled to receive notices of general meetings); and

      (iii) every other person who is entitled to receive notices of general meetings,

      not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Acts. This article does not require copies of the documents to which it applies to be sent or delivered to:

      (a)   a member or holder of debentures of whose address the Company is unaware, or

      (b)   more than one of the joint holders of shares or debentures.

(B)   The board may determine that persons entitled to receive a copy of the
      Company's annual accounts, the directors' report and the auditors' report on those accounts are those persons entered on the register at the close of business on a day determined by the board.

(C)   Where permitted by the Acts, a summary financial statement derived from the Company's annual accounts and the directors' report in the form and containing the information prescribed by the Acts may be sent by post or delivered to a person so electing in place of the documents required to be sent or delivered by article 132(A).

                                     NOTICES

133.  NOTICES TO BE IN WRITING OR IN ELECTRONIC COMMUNICATION

      A notice to be given to or by a person pursuant to the articles (other than a notice convening a meeting of the board or a committee of the board) shall be in writing or in an electronic communication and sent or delivered to an address for the time being notified for that purpose to the person giving the notice.

134.  SERVICE OF NOTICES AND OTHER DOCUMENTS ON MEMBERS

(A)   A notice or other document may be given to a member by the Company:

      (i)   personally; or

      (ii)  by sending it by post in a pre-paid envelope addressed to the member at his registered address; or

      (iii) by leaving it at that address (or at another address notified for the purpose) in an envelope addressed to the member; or

      (iv)  by giving it by electronic communication to an address for the time being notified to the Company by the member for that purpose; or

                                      -42-

      (v)   by any other means authorised in writing by the member concerned.

(B)   A notice of general meeting may, instead of being sent to the member in any of the ways specified in paragraph (A) of this article, be given to a member by the Company by publishing the notice on a web site, provided that the following conditions are met:

      (i)   the member and the Company have agreed that notices of general meetings may be accessed by the member on a web site instead of being sent to the member in one of the ways specified in paragraph
            (A) of this article; and

      (ii)  the member is given a notification, in the manner agreed for the time being between the member and the Company, containing the following information:

            (a)   the fact that the notice has been published on the web site;

            (b)   the address of the web site;

            (c)   the place on the web site where the notice may be accessed and how it may be accessed;

            (d)   a statement that it concerns a notice of general meeting
                  served in accordance with the Act;

            (e)   the place, date and time of the general meeting; and

            (f)   whether the general meeting is to be an annual or
                  extraordinary general meeting.

      A notice of general meeting given under this paragraph (B) is deemed to be given at the time that the notification under sub-paragraph (B)(ii) of this article is deemed, having regard to the agreed manner of notification, to be given in accordance with article 136.

(C)   In the case of joint holders of a share, a notice or other document shall be given to whichever of them is named first in the register in respect of the joint holding and notice given in this way is sufficient notice to all joint holders.

(D)   If a member (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom but has notified the Company of an address in the United Kingdom at which notices or other documents may be given to him, or an address to which notices may be given by electronic communication he is entitled to have notices given to him at that address, but otherwise no such member or person is entitled to receive a notice or other document from the Company.

135.  NOTICE BY ADVERTISEMENT

      If by reason of the suspension or curtailment of postal services in the
      United Kingdom the Company is unable effectively to convene a general meeting by notices sent by post to those members who have not notified an address for electronic communications pursuant to article 134(A)(iv), the board may, in its absolute discretion and as an alternative to any other method of service permitted by the articles, resolve to convene a general meeting by a notice advertised in at least one United Kingdom national newspaper. In this case, the Company shall send confirmatory copies of the notice to those members by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

                                      -43-

136.  EVIDENCE OF SERVICE

(A)   A notice or other document addressed to a member at his registered address or address for service in the United Kingdom is, if sent by post, deemed to be given at the expiration of 24 hours after it was put in the post if pre-paid as first class post and at the expiration of 48 hours after it was put in the post if pre-paid as second class post, and in proving service it is sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

(B)   Proof that a notice or other document contained in an electronic communication was properly addressed and sent shall be conclusive evidence that the notice was given.

(C)   A notice or other document contained in an electronic communication sent in accordance with the articles is deemed to be given on the day that it was so sent.

(D)   A notice or document not sent by post but left at a registered address or address for service in the United Kingdom is deemed to be given on the day it is left.

(E)   Where notice is given by newspaper advertisement, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisement appears or, where notice is given by more than one advertisement and the advertisements appear on different days, at noon on the last of the days when the advertisements appear.

(F)   A notice or other document served or delivered by the Company by any other means authorised in writing by the member concerned is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

(G)   A member present in person or by proxy at a meeting of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

137.  NOTICE BINDING ON TRANSFEREES ETC.

      A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 212 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

138.  NOTICE IN CASE OF ENTITLEMENT BY TRANSMISSION

      Where a person is entitled by transmission to a share, the Company may give a notice or other document to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article is sufficient notice to any other person interested in the share.

                                      -44-

                                  MISCELLANEOUS

139.  DESTRUCTION OF DOCUMENTS

(A)   The Company may destroy:

      (i)   a share certificate which has been cancelled at any time after one year from the date of cancellation;

      (ii)  a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the
            Company;

      (iii) an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration; and

      (iv)  any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.

(B)   It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

      (i)   the provisions of this article apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

      (ii)  nothing contained in this article imposes on the Company liability in respect of the destruction of a document earlier than provided for in this article or in any case where the conditions of this article are not fulfilled; and

      (iii) references in this article to the destruction of a document include reference to its disposal in any manner.

140.  WINDING UP

      On a voluntary winding up of the company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the company, whether or not the assets consist of property of one kind or of different kinds, and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he, with the like sanction, shall determine. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

                                      -45-

141.  INDEMNITY OF OFFICERS, FUNDING DIRECTORS' DEFENCE COSTS AND POWER TO
      PURCHASE INSURANCE

(A)   To the extent permitted by the Acts and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company (other than any person (whether or not an officer of the Company) engaged by the Company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise) in relation to the Company or its affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

      (i)   to the Company or to any associated company; or

      (ii)  to pay a fine imposed in criminal proceedings; or

      (iii) to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising); or

      (iv)  in defending any criminal proceedings in which he is convicted; or

      (v)   in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him; or

      (vi)  in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely;

            (a)   section 144(3) or (4) (acquisition of shares by innocent
                  nominee); or

            (b)   section 727 (general power to grant relief in case of honest and reasonable conduct).

(B)   In article 141(A)(iv), (v) or (vi) the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

      (i)   if not appealed against, at the end of the period for bringing an appeal, or

      (ii)  if appealed against, at the time when the appeal (or any further appeal) is disposed of.

      An appeal is disposed of:

      (i)   if it is determined and the period for bringing any further appeal has ended, or

      (ii)  if it is abandoned or otherwise ceases to have effect.

(C)   In article 141, "associated company", in relation to the Company, means a company which is a subsidiary of the Company, or a holding company of or a subsidiary of any holding company of the Company.

(D)   Without prejudice to article 141(A) or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the
      Acts and otherwise upon such terms and subject to such conditions as the board may in its absolute discretion think fit, the board shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section
      144(3) or (4)

                                      -46-

      (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) or to enable a director to avoid incurring any such expenditure.

(E)   Where at any meeting of the board or a committee of the board any arrangement falling within paragraph (D) of this article is to be considered, a director shall be entitled to vote and be counted in the quorum at such meeting unless the terms of such arrangement confers upon such director a benefit not generally available to any other director; in that event, the interest of such director in such arrangement shall be deemed to be a material interest for the purposes of article 103(C) and he shall not be so entitled to vote or be counted in the quorum.

(F)   To the extent permitted by the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

      (i)   a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the
            Company or in which the Company has or had an interest (whether direct or indirect); or

      (ii)  trustee of a retirement benefits scheme or other trust in which a person referred to in sub-paragraph (F)(i) of this article is or has been interested,

      indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

                                      -47-

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                       NAMES AND ADDRESSES OF SUBSCRIBERS

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ROBERT FORD
For and on behalf of
Clifford Chance Nominees Limited
10 Upper Bank Street
London E14 5JJ

MARK IGNATIUS
For and on behalf of
Clifford Chance Secretaries Limited
10 Upper Bank Street
London E14 5JJ

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DATED this        day of May 2005.

WITNESS to the above signatures:

Denise West
10 Upper Bank Street
London El4 5JJ

                                      -48-